Exhibit 99.1

                          Management Presentation at
              2003 Annual Meeting of Stockholders of Cosi, Inc.

MR. FORREST: Before, we address the issues on our agenda today, I'd like to share with you some of the current management team's experiences, observations from when we first began to examine Cosi and the performance improvements we have achieved.

      First allow me to briefly introduce myself to those of you who do not know me. I'm a Managing Director of Gleacher Partners' Restructuring Group, and have been designated a Certified Turnaround Professional since 1997. I started my working life in the restaurant industry by working in a number of restaurants throughout high school and college. I attended and received my Bachelor of Arts degree from the Cornell School of Hotel Administration with a concentration in Food & Beverage. During my career, I also served as the Chief Executive Officer of Fine Host Corporation - a 900-unit food service company where I was responsible for the operational recovery and financial restructuring of that entity.

      I believe the board of Cosi selected me to serve as Executive Chairman because of my experience in turnaround situations, as well as my food service industry knowledge. I recruited Kevin Armstrong, our CEO, to the company for those same reasons. And with him, we look forward to contributing to improving the company's operating performance and building on the Cosi brand to create shareholder value.

      When I first joined Cosi as Executive Chairman and began to assess the company in March, I found a very strong consumer restaurant brand and concept that was quickly embraced by consumers. We believe that our menu, food quality and restaurant ambiance have provided customers with a truly unique and positive dining experience. However, I also realized that the poor operating performance of our recently opened restaurants were negatively impacting our results. I determined that in order to improve our financial results we needed to focus on our operating systems and controls and management's ability to execute our strategy.

      For the fiscal year 2002, we were able to grow company-wide sales by 20.3% to $84.4 million. We opened 25 new restaurants, closed one and ended the year with 91 restaurants in operation. Comparable restaurant sales (i.e., sales from all restaurants that have been in operation for a full 15 months) grew by 4%. However, in spite of these positives, we posted an operating loss of $14.52 million. I believe that this performance is directly related to a lack of operating disciplines. This performance pattern continued into the first half of 2003 and resulted in the board taking action to make management changes and develop a disciplined revitalization plan.

      In developing a successful revitalization plan, I along with the board, set out to recruit a management team that will bring restaurant expertise and operating disciplines to Cosi not only during the current revitalization but also during the implementation of our long-term strategy.


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      Since my arrival in April, I have focused my efforts on developing and implementing a four-part revitalization plan designed to stabilize the business, immediately improve cash flow, position the brand for future growth and secure the resources necessary to allow the implementation of our revised growth plan and strategy.

      The foundation of the revitalization plan rests upon four pillars:

1. Build a new leadership team with extensive restaurant and recovery experience.

2. Develop a unified field operations and support center team working together to ensure the best possible experience for our guests.

3. Develop a multi-unit operating discipline to improve our operational execution, establish strong cost controls and develop a replicable business model.

4. Complete a rights offering to ensure that we have sufficient working capital to execute our plan.

      I am pleased to report that we have made substantial progress in all these areas.

      We've identified and have put in place a new leadership team headed by Kevin Armstrong as the new President and CEO. Mr. Armstrong has over 20 years of experience in the restaurant industry with previous positions at Long John Silver's, Subway, Pepsico and Burger King.

      Joining Kevin and our Operations, People and MIS Officers are Mark Stickney as our CFO, Jay Wainwright, one of our co-founders, in a new role as Vice President of Concept Development, Paul Seidman as Vice President of Food and Beverage, and David Winkel as Vice President of Marketing.

      Each of these individuals has joined our team because they believe in the appeal of the Cosi concept and the strong potential of the brand. I am confident that this veteran management team possesses the restaurant industry knowledge and operating experience, supported by corporate recovery know-how to improve operational execution and financial performance and successfully guide the development and growth of the Cosi brand for many years to come.

      Second, we have changed the organizational culture by bringing field operations and support center personnel together as an integrated team working together to identify critical opportunities and solve the executional issues so vital to the success of this business. Also, we have built the first bottoms-up sales and restaurant profit plan which gives us a more realistic operating budget and greater accountability at all levels of the organization.

      Third, in developing and implementing a multi-unit operating discipline, we have worked diligently to keep restaurant-level operational changes to a minimum to allow our operators to focus on both improving customer satisfaction and implementing operating disciplines with a goal of significantly improving unit economics. More specifically, a number of areas that we have recently focused on include (i) improving our deteriorating margins in our Costs of Goods


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Sold, (ii) improving the profitability of each of our five day-parts and closing under performing locations, and (iii) implementing labor cost and restaurant spending controls.

      We have taken several steps to reverse our margin deterioration in our Cost of Goods Sold. In addition, we have implemented a menu rationalization to reduce inventory stock keeping units ("sku's") and eliminated many slow moving menu items. Furthermore, we have improved our salad margins, which is a high revenue opportunity for Cosi, by increasing salad prices in the third quarter. We are confident we have taken the appropriate steps to reverse the margin deterioration without affecting our customers' preferences and the quality of our menu.

      In addition to improving our Cost of Goods margins, we also looked closely at the profitability of each restaurant during each day part. During the third quarter of 2002, we eliminated breakfast offerings at 22 locations, which were not generating positive cash flow during that day-part. In addition, we immediately took steps to close under performing restaurants by closing seven locations so far this year. Additional activities are taking place in understanding stores with operational improvement plans being implemented and we will continue to review these locations quarterly.

      We also implemented new operational standards to reduce labor costs in restaurants where labor expenses were and continue to be above our average for restaurants of the same volume. Labor scheduling is now approved by a district manager and unit-level performance is reviewed weekly by a regional district manager, all the way up the operating organization, which increases monitoring and control over labor while shortening the time it takes us to react and respond to locations that deviate from our operational standards. In the related area of manager and support expense, we now have fixed dollar budgets by line item. This improves expenditure planning, tracking and accountability. And once again, our operating team conducts weekly performance measurement.

      We have made significant progress in making the concept replicable. We completed a concept audit, developed brand positioning plans and detailed concept design principles. We have retained IDEO, a recognized leader in restaurant concept design and development, to assist us with prototype development. Additionally, we have retained SRE to provide restaurant layout and operational design. We expect to launch our franchising and licensing program when we believe the quality of the program meets our standards and requirements and is consistent with our brand restaurant.

      We have refined the Cosi brand-positioning, which will serve as our compass for all future product, design and marketing efforts. The thrust of the positioning is to have Cosi synonymous with taste, both in terms of our food and our attitude as reflected in our restaurant environment, our service and all of our communications. Cosi recognizes that our customers' total experience must reflect avant-garde "good taste" and this is a critical part of everything we deliver.

      o     Cosi food is something to savor, desire, nourish and satisfy.

      o     Cosi attitude is discriminating, cultivated with style and grace.


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      o     Our design principles dictate that everything Cosi will be fresh, clear, a step ahead, community, urbane and genuine.

      The fourth component to Cosi's revitalization plan is to ensure that we have adequate financial resources. We believe that the rights offering is in the best interest of our stockholders and will provide adequate funding for our long-term success. We anticipate that the rights offering will provide the resources required to fund the franchising and licensing program, terminate leases related to under performing restaurants and strengthen our working capital.

      Now, it gives me great pleasure to now introduce to you Kevin Armstrong, President and Chief Executive Officer of Cosi.

Kevin....

MR. ARMSTRONG Thank you, Bill.

      I am delighted to be here today with you.

      I'm going to briefly introduce you to the members of the new Cosi management team and review results from all the areas of our business that we are focusing on. Before I do that, I wanted to tell you about my background and why I came to Cosi.

      I joined Cosi after leading Long John Silver's as President and COO. At Long John Silver's, I was responsible for developing successful brand strategies that repositioned the brand, improved customer satisfaction, reversed two years of sales decline, and resulted in three years of positive same store sales growth. I also lead cost control efforts to improve profitability of the company, through improving store level margins by 450 basis points.

      Prior to my position at LJS, I served as the head of marketing for the Subway franchisee advertising fund trust. While there, I created and implemented the repositioning of Subway as a healthy alternative to fast food. This brand repositioning reversed the negative sales pattern, and resulted in industry-leading same store sales growth. I've worked as a consultant to the industry, consulting with dozens of brands, and have worked in operations, finance, development, and marketing for Burger King and Hardee's.

      Late last spring, I was approached with several opportunities, one of which was Cosi. During my period of due diligence, I became immediately impressed and enamored with the Cosi concept and brand. In my over 20 years in this industry, I had not before seen a brand with as many of what I think are critical elements for success in place as Cosi.

      Over the past 15 years or so, growth in the restaurant industry has not come from traditional food categories. Rather growth has been fueled by ethnic and specialty foods, reflecting the changing and more sophisticated American palate. Cosi has exciting new food types-- high quality, innovative, fresh and flavorful sandwiches and salads featuring the incredible Cosi "hot-out-of-the-oven" artisan flatbread.

      More than two-thirds of all prepared meals are ordered at a counter in the USA. Americans continue to demand convenience and are increasingly not willing to compromise on


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quality. This is reflected in the rapid growth of the more upscale "fast casual"
dining segment and the Cosi product, restaurant environment and service mode answers these emerging consumer needs, I think, better than anyone.

      Finally, Cosi has an economic model that can take advantage of leased space resulting in lower cost of entry.

      Moving into our third quarter results, we recorded net revenues of 27.5 million dollars, which represented an increase of 5.4 million dollars, or 24.7%, from net revenues of 22.1 million in the same period last year. Most of the increase in the quarter was from the full contribution of sales from new units opened in 2002. Six new restaurants opened in the first quarter of 2003, and from the increase in comparable restaurant sales, which were up 4.4% for the quarter. As a reminder, we include a restaurant in our comp base after it's been open for 15 months. At the end of the third quarter, there were 66 restaurants in our comp base. We finished the quarter with 91 units in total. We currently operate 89 restaurants.

      In addition to our positive performance in comp sales, we have seen significant improvement in our restaurant operating margins. For the third quarter we saw our Cost of Goods fall to 27.3% of sales from a level of 28.6% for the first half of the year. In October, we continued that improvement with our Cost of Goods Sold reaching 26.7% of sales.

      We have also seen improvement in our labor cost components. For the third quarter we had labor expenses at 35.5% of sales, and in October, we had further reduction to 32.0% of sales.

      We have also seen reductions in spending in our total controllables with spending in the third quarter falling to 10.6% of sales, which was an improvement from the first half years' performance. Once again, we saw continued improvement in October with rates declining to 8.8%.

      The combination of these improvements means that we have had significant improvement in our restaurant cash flow margin with the rate at 8.2% for the first half of the year moving to 9.4% in the third quarter and 13.8% in October.

      Earlier, Bill shared with you the names of the members of Cosi's new senior management team. I would now like to take this opportunity to tell you a little more about each of them. The team has now been in place for a little more than two months.

Mark Stickney--Chief Financial Officer

Mark has over twenty years of financial management experience, twelve of which are in the area of corporate restructuring and business revitalization. Mr. Stickney has also served as the CFO for a $140 million distribution and direct marketing company and CFO of a health science company, and as acting CFO and financial advisor in numerous business reorganization environments, including multi-unit retail and food service. Mr. Stickney began his career in public accounting and spent five years with KPMG Peat Marwick, where he earned his designation as a Certified Public Accountant. Mr. Stickney has earned a B.S. from the University of Maine, an MBA from the University of Southern Maine, and is currently a candidate for a Ph.D. in Organizational Behavior from the University of Maine.


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Gilbert Melott--Vice President of People

Gilbert has served as our Vice President of Human Resources and Training since December 2001. From December 1995 to November 2001, he was with Bennigan's, as Executive Director of Training and as Vice President of People, Process and Education. Prior to joining Bennigan's, Gilbert was a Division Director of Human Resources at Sheraton Holding Corporation in Boston and spent four years as Divisional Training and Development Manager at TGI Friday's. Gilbert is a nationally recognized expert in generational workplace studies and recipient of Industry of Choice Awards for Achievement in Training and Education. Gilbert received a Bachelors of Science degree in Marketing and Organizational Communication from Fordham University in 1985.

Jay Wainwright--Vice President of Concept Development

Jay, a founder of Cosi Sandwich Bar, Inc., served as Chairman and Chief Executive Officer of that entity from its inception in 1996 until its merger with Xando, Incorporated, in 1999, when he became president. Mr. Wainwright served as Interim President and Chief Executive Officer of Cosi from January 31, 2003 to July 7, 2003 and as a Director until August 18, 2003. He currently serves as Vice President - Concept Development. Mr. Wainwright received a Bachelor of Arts degree from Hamilton College.

Paul Seidman--Vice President of Food & Beverage

Paul brings over 20 years of experience in the foodservice industry. Before joining Cosi, Paul was the Senior Vice President of Marketing and Product Development of Bertucci's Corporation. He was responsible for the menu engineering efforts at Bertucci's that aided in food cost reduction while broadening menu appeal. Prior to this role, he served as the Senior Vice President of Food & Beverage and procurement at the New England Restaurant Company, Brinker International's largest franchisee. Before this, Paul held similar positions at the Bayport Restaurant Group, La Madeleine and the Club Corporation of America. Paul is a graduate of the Culinary Institute of America and a certified chef. He also has a B.S. from Florida International University's School of Hospitality Management.

David Winkel--Vice President of Marketing

David's 20 years of experience in the food service and consumer goods industry include his role, prior to joining Cosi, as the Vice President Synovate Research--Foodservice Solutions. Synovate acquired Marketing Strategy & Planning Inc, in January 2003, where he was the Executive Vice President of Business Development focusing on strategic marketing and consumer research consulting for clients. David's accomplishments include the development of the nutrition strategy at Subway and the customer satisfaction strategies at Ruby Tuesday's. He was also instrumental in the approach for the value turnaround at Long John Silver's. Previously, David has served as Senior Vice President of Strategic Planning at Hardee's Food Systems, Inc., where he spent 7 years, as well as in marketing roles at Imperial Tobacco Ltd, where he began his career. He holds Bachelor and Master of Arts degrees from Concordia University in Montreal. David has served on the board of directors of the Women's Foodservice Forum since 1997.

Charles Gray--Vice President of Information Systems


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Charles currently serves as our Vice President of Information Systems, and has been with Cosi since September 1998. Charles is a ten year veteran in the food service industry having served as Director of Training for Ranch *1, Inc. from 1996 to 1998, Director of Operation Services for Einstein Bros. Bagels from 1995 to 1996, and Assistant Director of Training for Boston Market Corporation from 1992 to 1995. Mr. Gray is a graduate of the State University of New York at Albany.

      I hope you see that we have made significant operating performance improvement and assembled a strong team to aid in the recovery and future growth of Cosi.

      I want to thank you for your attention today.

I'll now return the microphone to Bill.

MR. FORREST Thank you Kevin.....

      In the short time since we began implementing our recovery plan, early results have been positive and very encouraging.

      I believe that the initiatives we've put in place along with the expertise we have brought on-board, greatly strengthened the Cosi brand and positions Cosi well not only for recovery, but for future growth.

      I want to thank our team members, customers, shareholders and business partners for their continuing commitment and dedication to Cosi and its long-term success.


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Please note: Spending on total controllables as a percentage of sales in the third quarter of fiscal 2003 did not represent an improvement from the first half of fiscal 2003. Spending on total controllables as a percentage of sales increased from 10.3% in the first half of fiscal 2003 to 10.6% in the third quarter of fiscal 2003, but decreased to 8.8% in October.


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